EXHIBIT 23.1





                            CONSENT OF LEGAL COUNSEL





         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special counsel to General Communication, Inc. in the preparation of the Prospectus and the rendering of certain opinions including an opinion as to the legality of the shares.


                                             WOHLFORTH, ARGETSINGER, JOHNSON
                                             & BRECHT,
                                             A Professional Corporation


                                             /s/


Anchorage, Alaska

February 20, 1998






Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 34